UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2013

KAYDON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-11333	13-3186040
(State or Other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2723 South State Street, Suite 300, Ann Arbor, Michigan	48104
(Address of principle executive offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 747-7025

(Former name of registrant, if changed since last report.) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, Kaydon Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger dated as of September 5, 2013 (the “Merger Agreement”) with Atlas Management, Inc., a Delaware corporation (“Parent”), and Dublin Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Acquisition Sub”), providing for the merger of Acquisition Sub with and into the Company, with the Company as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). Parent and Acquisition Sub are affiliates of Aktiebolaget SKF (“AB SKF”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Acquisition Sub was required to commence a tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.10 per share (the “Company Common Stock”), at a price per share of $35.50 (the “Offer Price”), net to the seller in cash, without interest and subject to any applicable tax withholding. The Offer commenced on September 16, 2013.

Item 2.01. Completion of Acquisition or Disposal of Assets.

The Offer and withdrawal rights expired as scheduled at 11:59 p.m., New York City time, on October 15, 2013. Computershare Trust Company, N.A., the depositary, has advised that, as of that time, 25,463,526 shares of Company Common Stock had been validly tendered and not properly withdrawn in the Offer (not including 687,271 shares tendered by notice of guaranteed delivery), representing approximately 77.1% of the shares of Company Common Stock outstanding on a fully diluted basis. All shares of Company Common Stock that were validly tendered into the Offer and not properly withdrawn have been accepted for payment by Acquisition Sub.

On October 16, 2013, Parent consummated the Merger pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”). Acquisition Sub was merged with and into the Company with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent. The Merger became effective (the “Effective Time”) on October 16, 2013, at 8:02 a.m., upon the filing by Acquisition Sub of a certificate of merger with the Secretary of State of the State of Delaware.

The aggregate consideration paid by Parent in the Offer and the Merger was approximately $1.32 billion, without giving effect to related transaction fees and expenses and including the repayment of approximately $162 million in Company loans. The source of the funds for the Merger, including related fees and expenses, was provided by AB SFK from cash on hand and borrowings under AB SKF’s existing senior credit facility.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on September 5, 2013 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, the Company no longer meets the numerical criteria of the New York Stock Exchange (the “NYSE”) for continued listing. Accordingly, on October 16, 2013, the Company notified the NYSE of the completion of the Merger and requested that the NYSE file a delisting application with the SEC to delist and deregister the Company Common Stock. On October 16, 2013, the NYSE filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Company Common Stock. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the deregistration of the Company Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive the Offer Price, net to the seller in cash, without interest thereon and less any applicable withholding taxes (the “Merger Consideration”), except for (i) shares held by the Company as treasury stock, which were cancelled without consideration, (ii) shares held by any wholly-owned subsidiary of the Company or held by Parent or Acquisition Sub, which were cancelled without consideration, and (iii) shares held by any person who is entitled to demand and properly demands appraisal of such shares of Company Common Stock pursuant to, and who complies in all respects with, Section 262 of the DGCL.

At the closing of the Offer, each share of the Company’s restricted stock (“Company Restricted Stock”) became fully vested and the restrictions thereon lapsed. In addition, a number of shares equal to the target number of the awards of performance shares (“Company Performance Shares”) became fully vested and the restrictions thereon lapsed and the portion of such award of Company Performance Shares that exceeds the target number was forfeited. The Company issued an additional number of shares of Company Common Stock in respect of accrued but unpaid cash dividends on such Company Performance Shares equal to the quotient of such dividends over the Merger Consideration. All of the vested shares of Company Restricted Stock and Company Performance Shares, as well as such additional shares of Company Common Stock, were treated identically to all other shares of Company Common Stock with respect to the payment of the Merger Consideration.

At the Effective Time, all options to purchase shares of Company Common Stock (the “Options”) then outstanding and unexercised were canceled and converted into the right to receive cash consideration equal to the product of (i) the total number of shares of Company Common Stock previously subject to such Option immediately prior to the Effective Time; and (ii) the excess, if any, of the Offer Price over the exercise price per share previously subject to such Option, less any required withholding taxes (except that if the exercise price per share of any Option was equal to or greater than the per share Merger Consideration, the Option was cancelled and terminated without any cash payment). At the closing of the Offer, each of the Company’s phantom shares (the “Phantom Shares”) was terminated and cancelled and converted into the right to receive the Merger Consideration.

The information set forth under Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

As a result of Acquisition Sub’s acceptance for payment of all shares of Company Common Stock that were validly tendered and not properly withdrawn in accordance with the terms of the Offer and the consummation of the Merger under Section 251(h) of the DGCL on October 16, 2013, a change in control of the Company occurred. Upon the Effective Time, the Company became a wholly-owned subsidiary of Parent. The information disclosed under Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement and in connection with the consummation of the transactions contemplated thereby, (i) upon consummation of the Offer, each of David Brandon, Patrick P. Coyne and James O’Leary ceased serving as members of the Company’s Board of Directors (the “Board”) and Brian J. Duffy, Angelo J. Galli, Jr., Timothy D. Gifford and Poul Jeppesen became members of the Board, (ii) later that day, at the Effective Time and as a result of the Merger, the Board of Directors of Acquisition Sub – Gunilla Nilsson, Mr. Gifford and Mr. Jeppesen – became the directors of the Company and, accordingly, each of Mark A. Alexander, William K. Gerber, Timothy J. O’Donovan, Mr. Duffy and Mr. Galli ceased serving on the Board and (iii) immediately after the Effective Time, Ms. Nilsson resigned from the Board and Mr. Duffy, Timothy J. Carpenter and Gary L. Brewer were appointed to serve as members of the Board.

Following the appointment of the new board members in (iii) above, the Board elected Mr. Jeppesen to replace Mr. O’Leary and to act as Chief Executive Officer and Chairman of the Board. Information about Mr. Jeppesen is contained in the Offer to Purchase dated September 16, 2013 and filed by Acquisition Sub as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, originally filed with the SEC on September 16, 2013, as subsequently amended, which information is incorporated herein by reference. In addition, Debra K. Crane will no longer serve in the position of Vice President, Administration and Secretary and Peter C. DeChants will no longer serve in the position of Senior Vice President, Corporate Development and Strategy.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety to read identically to the certificate of incorporation of Acquisition Sub as in effect immediately prior to the Effective Time, except (i) the title of the certificate of incorporation was amended and restated in its entirety to read as follows: “Amended and Restated Certificate of Incorporation of Kaydon Corporation”, (ii) Article I of the certificate of incorporation was amended and restated to read in its entirety as follows: “The name of the corporation is Kaydon Corporation” and (iii) provisions relating to the incorporator were excluded. Also pursuant to the Merger Agreement, at the Effective Time, the by-laws of the Company were amended and restated in their entirety to read identically to the bylaws of Acquisition Sub as in effect immediately prior to the Effective Time, except that the by-laws were revised as follows: (i) to include a chief executive officer position, (ii) to allow for more than one president, (iii) the title of the bylaws was amended and restated in its entirety to read as follows: “Amended and Restated By-laws of Kaydon Corporation” and (iv) change the number of directors.

The foregoing descriptions of the certificate of incorporation and the by-laws of the Company as so amended are not complete and are qualified in their entirety by reference to such documents, which are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated by reference herein.

Item 8.01. Other Events.

On October 16, 2013, AB SKF issued a press release announcing the expiration and results of the Offer and the consummation of the Merger.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Kaydon Corporation, dated as of October 16, 2013.

3.2	By-laws of Kaydon Corporation, dated as of October 16, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 21, 2013	KAYDON CORPORATION

	By:	/s/ Poul Jeppesen
Poul Jeppesen
Chief Executive Officer